Exhibit 99.1

For Immediate Release: January 29, 2015

Occidental Petroleum Announces 4th Quarter and Twelve Months 2014 Results

•                  Q4 2014 core income of $560 million, or $0.72 per diluted share

•                  Year-end 2014 cash balance of $7.8 billion exceeds total debt of $6.8 billion

•                  Q4 2014 Permian Resources year-over-year quarterly oil production growth of 42 percent

•                  2014 domestic reserve replacement ratio of 266 percent and total company replacement of 174 percent

•                  2015 capital budget of $5.8 billion, a 33 percent decrease from 2014

•                  Oil and gas production is expected to grow 6 to 10 percent in 2015

HOUSTON – January 29, 2015 -- Occidental Petroleum Corporation (NYSE: OXY) announced core income for the fourth quarter of 2014 of $560 million ($0.72 per diluted share), compared with $1.2 billion ($1.46 per diluted share) for the fourth quarter of 2013. The fourth quarter of 2014 had a reported loss of $3.4 billion ($4.41 per diluted share), compared with income of $1.6 billion ($2.04 per diluted share) for the fourth quarter of 2013. The spin-off of California Resources Corporation was completed on November 30, 2014 and its financial and operational results have been classified as discontinued operations.

“During the fourth quarter, we completed the spin-off of California Resources, sold our interests in the BridgeTex Pipeline and monetized a portion of our investment in Plains GP Holdings, L.P. As a result of these transactions along with our operating cash flows, our year-end 2014 cash balance of $7.8 billion exceeded our debt and our debt to capitalization ratio was 16 percent,” said Stephen I. Chazen, President and Chief Executive Officer.

“Our domestic oil production increased 19,000 barrels per day from the fourth quarter of 2013 supported by a 42-percent growth in oil production from our Permian Resources business. In the United States, proved reserve additions from all sources were 308 million barrels of oil equivalent (BOE), compared to production of 116 million BOE, for a production replacement ratio of 266 percent. Companywide, we had proved reserve additions from all sources of 380 million BOE, compared to production of 218 million BOE, for a production replacement ratio of 174 percent. The success of our 2014 capital program should result in Occidental attaining production growth of 6 to 10 percent for the full year 2015, with the Al Hosn Gas Project expected to average 50,000 BOE per day. Domestic production is expected to be relatively flat on a BOE basis, with gas production expected to decline and oil production to increase around 6 percent.

“Although we have a large inventory of opportunities as well as the financial capacity to spend more capital, we think it is imprudent to accelerate some of these opportunities in the current low product price environment. We are focused on reducing our costs, which includes renegotiating our supplier contracts that are not reflective of weaker oil prices. These efforts should result in a reduction in the cost of executing our capital program, as well as reducing our operating expenses.

“Our capital program will focus on our core assets in the Permian Basin and parts of the Middle East. We have minimized our development activities in the Williston Basin, domestic gas properties, Bahrain, and the Joslyn oil sands project, as these have subpar returns in this current product price environment.

“Occidental expects to reduce its total 2015 capital spending by 33 percent to $5.8 billion from $8.7 billion spent in 2014. Oil and gas capital spending is expected to be approximately $4.5 billion this year. As a result of a thorough portfolio review, we reduced the carrying values of the assets in the areas where we are minimizing development activity, which resulted in an after-tax charge of $5.1 billion.”

QUARTERLY RESULTS

Oil and Gas

Domestic core after-tax earnings were $59 million for the fourth quarter of 2014, compared to $391 million for the fourth quarter of 2013. The current quarter domestic results reflected lower crude oil and NGL realized prices, higher operating costs from increased workover and maintenance activities and higher DD&A expense, partially offset by higher crude oil volumes. International core after-tax earnings were $355 million for the fourth quarter of 2014, compared to $709 million for the fourth quarter of 2013. The current quarter international results reflected lower crude oil realized prices, offset by higher crude oil volumes due to the timing of liftings.

For the fourth quarter of 2014, total company average daily oil and gas production volumes, excluding Hugoton which was sold in the first quarter, increased by 41,000 BOE to 616,000 BOE from 575,000 BOE in the fourth quarter of 2013. Domestic average daily production increased by 26,000 BOE to 321,000 BOE in the current quarter with the majority of the increase coming from oil production, which grew by 19,000 barrels to 189,000 barrels per day. Nearly 80 percent of the increase was from Permian Resources operations. International average daily production increased to 295,000 BOE in the fourth quarter of 2014 from 280,000 BOE in fourth quarter of 2013. Over half of the increase resulted from the impact of production-sharing contracts and the remainder from operational improvements. Total company average daily sales volumes grew from 597,000 BOE in the fourth quarter of 2013 to 635,000 BOE in the same period of 2014. Sales volumes were higher than production volumes mainly due to the timing of liftings in the Middle East.

Year-over-year, the average quarterly WTI and Brent marker prices decreased significantly to $73.15 per barrel and $76.98 per barrel, respectively, for the fourth quarter of 2014 from $97.46 per barrel and $109.35 per barrel, respectively, for the fourth quarter of 2013. Worldwide realized crude oil prices decreased by 28 percent to $71.58 per barrel for the fourth quarter of 2014, compared with $99.26 per barrel for the fourth quarter of 2013, and decreased by 24 percent, compared with $94.26 per barrel in the third quarter of 2014. Worldwide NGL prices decreased by 32 percent to $27.39 per barrel in the fourth quarter of 2014, compared with $40.44 per barrel in the fourth quarter of 2013, and decreased by 28 percent, compared with $38.20 per barrel in the third quarter of 2014. Domestic natural gas prices increased 12 percent in the fourth quarter of 2014 to $3.56 per MCF, compared with $3.18 per MCF in the fourth quarter of 2013, and fell by 5 percent, compared with the $3.74 per MCF in the third quarter of 2014.

Chemical

Chemical pre-tax core earnings for the fourth quarter of 2014 were $160 million, compared to $128 million in the fourth quarter of 2013. The improvement in the fourth quarter results reflected higher margins for polyvinyl chloride (PVC) resulting primarily from higher PVC pricing and improved volumes for most product lines, partially offset by lower caustic soda pricing.

Midstream, Marketing and Other

Midstream pre-tax core earnings were $168 million for the fourth quarter of 2014, compared with $106 million for the fourth quarter of 2013. The increase in earnings reflected improved marketing performance and higher gas processing income.

Non-Core Items

The fourth quarter of 2014 included net non-core charges of $4.0 billion due to the sharp decline in futures price curve and for projects management determined it would not pursue in the current environment. These charges do not impact the current cash position of the company. These included after-tax charges of $2.8 billion and $1.1 billion for certain domestic and international oil and gas assets, respectively, a $0.7 billion after-tax charge for the Joslyn project and a $0.6 billion charge related to the decline in the year-end market value of the 71.5 million shares of California Resources Corporation retained by the company following the spin-off. In addition, the fourth quarter includes after-tax gains of $0.9 billion from the sale of a portion of Occidental’s investment in the Plains All American Pipeline, GP, and $0.4 billion from the sale of the BridgeTex Pipeline.

TWELVE-MONTH RESULTS

Core income for the twelve months of 2014 was $3.8 billion ($4.83 per diluted share), compared with $4.6 billion ($5.76 per diluted share) for the same period in 2013. Net income for the twelve months of 2014 was $616 million ($0.79 per diluted share), compared with $5.9 billion ($7.32 per diluted share) for the same period in 2013. The full year 2013 and eleven months of 2014 California Resources Corporation results are included in the reported net income and cash flows and have been classified as discontinued operations. Operating cash flow from continuing operations, excluding capital accruals was $9.4 billion and the company spent $8.7 billion for capital expenditures, net of partner contributions.

Oil and Gas

Domestic core after-tax earnings were $1.2 billion for the twelve months of 2014, compared to $1.6 billion for the twelve months of 2013. The decrease in domestic core earnings reflected lower crude oil and NGL prices, higher operating costs from increased workover and maintenance activities, and higher DD&A expenses, partially offset by higher crude oil production volumes and improved realized prices for gas. International core after-tax earnings were $2.1 billion for the twelve months of 2014, compared to $2.5 billion for the twelve months of 2013. International core earnings reflected lower realized crude oil prices and sales volumes, partially offset by lower operating expenses and DD&A.

Oil and gas daily production volumes, excluding Hugoton, were flat at 591,000 BOE for the twelve months of 2014 and 2013. Average domestic daily production increased by 10,000 BOE to 312,000 BOE for the twelve months of 2014. During this same time period, domestic daily oil production increased by over 6 percent, or 11,000 barrels per day, to 181,000 barrels, mainly attributable to Permian Resources operations. International average daily production volumes decreased to 279,000 BOE for the twelve months of 2014 from 289,000 BOE for the twelve months of 2013. The decrease was primarily due to lower cost recovery barrels in Iraq and insurgent activities in Colombia, Libya and Yemen. Total company average daily sales volumes were 592,000 BOE for the twelve months of 2014 and 590,000 BOE for the full year 2013.

Worldwide realized crude oil prices decreased by 9 percent to $90.13 per barrel for the twelve months of 2014, compared with $98.81 per barrel for the twelve months of 2013. Worldwide NGL prices decreased by 3 percent to $37.01 per barrel for the twelve months of 2014, compared with $38.00 per barrel for the twelve months of 2013. Domestic gas prices increased by 23 percent to $3.97 per MCF for the twelve months of 2014, compared to $3.22 per MCF for the twelve months of 2013.

Chemical

Chemical pre-tax core earnings were $569 million for the twelve months of 2014, compared with $612 million for the same period of 2013. The lower earnings in 2014 were primarily a result of lower caustic soda pricing driven by new chlor-alkali capacity in the industry and higher energy and ethylene costs, offset by higher PVC margins and improved volumes across most product lines. Construction commenced on the Ingleside, Texas, ethylene cracker during the first half of 2014 and commercial operations are expected to begin in early 2017. Spending on the cracker began last year and is expected to peak during 2015.

Midstream, Marketing and Other

Midstream core earnings were $549 million for the twelve months of 2014, compared with $537 million for the same period of 2013. The increase in earnings reflected higher income from the gas processing and power generation businesses, partially offset by lower marketing performance and pipeline income.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental’s businesses. The company’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

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Contacts:
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Christopher M. Degner
212-603-8111
christopher_degner@oxy.com

On the web: www.oxy.com

Attachment 1

 SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount.  Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods.  Reported earnings are considered representative of management’s performance over the long term.  Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

FOURTH QUARTER 2014
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(4,216)	$4,296	(b)	$80
Foreign	(356)	1,066	(c)	710
Exploration	(54)			(54)
	(4,626)			736

Chemical	11	149	(d)	160

Midstream, Marketing and Other	2,089	(633)	(e)	168
		(1,351)	(f)
		63	(g)
Corporate
Interest expense	(18)			(18)
Other	(1,505)	1,358	(h)	(123)
		24	(i)
Taxes	617	(1,036)	(j)	(363)
		56	(k)
Income from continuing operations	(3,432)	3,992		560
Discontinued operations, net	19	(19)		-
Net Income	$(3,413)	$3,973		$560

Diluted Earnings per Common Share	$(4.41)			$0.72

(a) Hugoton sale gain (see attachment 2).

(b) Domestic asset impairments.

(c) Foreign asset impairments.

(d) Chemical asset impairments.

(e) BridgeTex sale gain.

(f) Plains All American investment sale gain.

(g) Midstream asset impairments and other.

(h) Joslyn impairment and CRC investment MTM adjustments.

(i) Spin-off and other costs.

(j) Tax effect of pre-tax adjustments.

(k) Foreign tax legislation and dividend tax effects.

Attachment 2
SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

TWELVE MONTHS 2014
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(2,381)	$(531)	(a)	$1,854
		4,766	(b)
Foreign	2,935	1,066	(c)	4,001
Exploration	(126)			(126)
	428			5,729

Chemical	420	149	(d)	569

Midstream, Marketing and Other	2,564	(633)	(e)	549
		(1,351)	(f)
		(31)	(g)
Corporate
Interest expense	(71)			(71)
Other	(1,800)	1,358	(h)	(381)
		61	(i)
Taxes	(1,685)	(983)	(j)	(2,612)
		56	(k)
Income from continuing operations	(144)	3,927		3,783
Discontinued operations, net	760	(760)		-
Net Income	$616	$3,167		$3,783

Diluted Earnings per Common Share	$0.79			$4.83

(a) Hugoton sale gain.

(b) Domestic asset impairments.

(c) Foreign asset impairments.

(d) Chemical asset impairments.

(e) BridgeTex sale gain.

(f) Plains All American investment sale gain.

(g) Midstream asset impairments and other.

(h) Joslyn impairment and CRC investment MTM adjustments.

(i) Spin-off and other costs.

(j) Tax effect of pre-tax adjustments.

(k) Foreign tax legislation and dividend tax effects.

Attachment 3
SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

FOURTH QUARTER 2014
($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(2,692)	$2,751	(b)	$59
Foreign	(700)	1,055	(c)	355
Exploration	(46)			(46)
	(3,438)			368

Chemical	4	94	(d)	98

Midstream, Marketing and Other	1,350	(403)	(e)	125
		(861)	(f)
		39	(g)
Corporate
Interest expense	(18)			(18)
Other	(1,384)	1,240	(h)	(123)
		21	(i)
Taxes	54	56	(k)	110

Income from continuing operations	(3,432)	3,992		560
Discontinued operations, net	19	(19)		-
Net Income	$(3,413)	$3,973		$560

Diluted Earnings Per Common Share	$(4.41)			$0.72

TWELVE MONTHS 2014
($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$(1,522)	$(338)	(a)	$1,190
		3,050	(b)
Foreign	1,051	1,055	(c)	2,106
Exploration	(95)			(95)
	(566)			3,201

Chemical	263	94	(d)	357

Midstream, Marketing and Other	1,699	(403)	(e)	417
		(861)	(f)
		(18)	(g)
Corporate
Interest expense	(71)			(71)
Other	(1,673)	1,240	(h)	(381)
		52	(i)
Taxes	204	56	(k)	260

Income from continuing operations	(144)	3,927		3,783
Discontinued operations, net	760	(760)		-
Net Income	$616	$3,167		$3,783

Diluted Earnings Per Common Share	$0.79			$4.83

Alphabetical cross-references refer to adjustments to core income on Attachments 1 and 2.

Attachment 4
SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

FOURTH QUARTER 2013
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$10	$607	(l)	$617
Foreign	1,152			1,152
Exploration	(17)			(17)
	1,145			1,752

Chemical	128			128

Midstream, Marketing and Other	1,091	(985)	(n)	106

Corporate
Interest expense	(25)			(25)
Other	(89)			(89)
Taxes	(842)	141	(p)	(701)

Income from continuing operations	1,408	(237)		1,171
Discontinued operations, net	235	(235)		-
Net Income	$1,643	$(472)		$1,171

Diluted Earnings Per Common Share	$2.04			$1.46

TWELVE MONTHS 2013
($ millions) BEFORE TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$1,938	$607	(l)	$2,545
Foreign	4,581			4,581
Exploration	(108)			(108)
	6,411			7,018

Chemical	743	(131)	(m)	612

Midstream, Marketing and Other	1,523	(986)	(n)	537

Corporate
Interest expense	(124)			(124)
Other	(407)	55	(o)	(352)
Unallocated taxes	(3,214)	167	(p)	(3,047)

Income from continuing operations	4,932	(288)		4,644
Discontinued operations, net	971	(971)		-
Net Income	$5,903	$(1,259)		$4,644

Diluted Earnings Per Common Share	$7.32			$5.76

(l) Domestic asset impairments.

(m) Carbocloro sale gain.

(n) Plains pipeline investment sale gain and other.

(o) Employee termination costs.

(p) Tax effect of pre-tax adjustments.

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

FOURTH QUARTER 2013
($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$4	$387	(l)	$391
Foreign	709			709
Exploration	(1)			(1)
	712			1,099

Chemical	80			80

Midstream, Marketing and Other	707	(624)	(n)	83

Corporate
Interest expense	(25)			(25)
Other	(89)			(89)
Taxes	23			23

Income from continuing operations	1,408	(237)		1,171
Discontinued operations, net	235	(235)		-
Net Income	$1,643	$(472)		$1,171

Diluted Earnings Per Common Share	$2.04			$1.46

TWELVE MONTHS 2013
($ millions) AFTER TAX ALLOCATIONS	Reported Income	Significant Items		Core Results
Oil and Gas
Domestic	$1,233	$387	(l)	$1,620
Foreign	2,506			2,506
Exploration	(1)			(1)
	3,738			4,125

Chemical	463	(85)	(m)	378

Midstream, Marketing and Other	1,030	(624)	(n)	406

Corporate
Interest expense	(124)			(124)
Other	(386)	34	(o)	(352)
Unallocated taxes	211			211

Income from continuing operations	4,932	(288)		4,644
Discontinued operations, net	971	(971)		-
Net Income	$5,903	$(1,259)		$4,644

Diluted Earnings Per Common Share	$7.32			$5.76

(l) Domestic asset impairments.

(m) Carbocloro sale gain.

(n) Plains pipeline investment sale gain and other.

(o) Employee termination costs.

Attachment 6
SUMMARY OF EPS, NET SALES, CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
($ millions)	2014	2013	2014	2013
SEGMENT NET SALES
Oil and Gas	$2,996	$3,909	$13,887	$15,008
Chemical	1,123	1,111	4,817	4,673
Midstream, Marketing and Other	332	240	1,373	1,174
Eliminations	(144)	(168)	(765)	(685)

Net Sales	$4,307	$5,092	$19,312	$20,170

($ per-share amounts)
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$(4.44)	$1.75	$(0.18)	$6.12
Discontinued operations, net	0.03	0.29	0.97	1.21
	$(4.41)	$2.04	$0.79	$7.33

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$(4.44)	$1.75	$(0.18)	$6.12
Discontinued operations, net	0.03	0.29	0.97	1.20
	$(4.41)	$2.04	$0.79	$7.32

AVERAGE COMMON SHARES OUTSTANDING
BASIC	773.1	801.7	781.1	804.1
DILUTED	773.4	802.1	781.4	804.6

($ millions)
CAPITAL EXPENDITURES (a)	$2,971	$1,996	$8,930	$7,357

DEPRECIATION, DEPLETION AND AMORTIZATION OF ASSETS	$1,201	$1,161	$4,258	$4,203

(a) Includes 100 percent of the capital for BridgeTex Pipeline, which was being consolidated in Oxy’s financial statements.  Our partner contributes its share of the capital.  The BridgeTex Pipeline was sold in November 2014. The Company’s net capital expenditures after these reimbursements and inclusion of our contributions for the Chemical joint venture cracker were $3.0 billion and $2.0 billion for the fourth quarter of 2014 and 2013, respectively, and $8.7 billion and $7.2 billion for the twelve months ended December 31, 2014 and 2013, respectively.

Attachment 7
SUMMARY OF OPERATING STATISTICS - REALIZED PRICES

	Fourth Quarter		Twelve Months
	2014	2013	2014	2013

United States
Oil ($/BBL)	$66.46	$91.98	$84.73	$92.48
NGLs ($/BBL)	$27.67	$41.26	$37.79	$38.65
Natural gas ($/MCF)	$3.56	$3.18	$3.97	$3.22

Latin America
Oil ($/BBL)	$63.93	$99.77	$88.00	$103.21
Natural gas ($/MCF)	$3.19	$10.58	$8.94	$11.17

Middle East/North Africa
Oil ($/BBL)	$77.80	$105.83	$96.34	$104.48
NGLs ($/BBL)	$25.37	$35.01	$30.98	$33.00

Total Worldwide
Oil ($/BBL)	$71.58	$99.26	$90.13	$98.81
NGLs ($/BBL)	$27.39	$40.44	$37.01	$38.00
Natural gas ($/MCF)	$2.21	$2.17	$2.55	$2.23

Index Prices
WTI Oil ($/BBL)	$73.15	$97.46	$93.00	$97.97
Brent Oil ($/BBL)	$76.98	$109.35	$99.51	$108.76
Natural gas ($/MCF)	$3.99	$3.64	$4.34	$3.66

Realized Prices as Percentage of Index Prices
Worldwide oil as percentage of WTI	98%	102%	97%	101%
Worldwide oil as percentage of Brent	93%	91%	91%	91%
Worldwide NGLs as percentage of WTI	37%	41%	40%	39%
Domestic natural gas as a percentage of NYMEX	89%	87%	91%	88%

Attachment 8
SUMMARY OF OPERATING STATISTICS - PRODUCTION AND SALES (MBOE)

	Fourth Quarter		Twelve Months
	2014	2013	2014	2013
PRODUCTION PER DAY

United States
Permian Resources	84	64	75	65
Permian EOR	150	143	147	147
Midcontinent and other	87	88	90	90
Total	321	295	312	302

Latin America	34	31	29	31

Middle East/North Africa
Dolphin	40	38	38	37
Oman	80	71	76	74
Qatar	70	69	69	68
Other	71	71	67	79
Total	261	249	250	258

Total Production excluding Hugoton	616	575	591	591
Hugoton	-	18	6	18
Total Production	616	593	597	609

	Fourth Quarter		Twelve Months
SALES VOLUMES PER DAY	2014	2013	2014	2013

United States	321	295	312	302

Latin America	34	25	31	29

Dolphin	39	38	38	37
Oman	78	72	76	77
Qatar	68	66	69	67
Other	95	101	66	78
Middle East/North Africa	280	277	249	259

Total Sales excluding Hugoton	635	597	592	590
Hugoton	-	18	6	18
Total Sales	635	615	598	608

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (MCF) of gas to one barrel of oil.

Attachment 9
SUMMARY OF OPERATING STATISTICS - NET OIL, LIQUIDS AND GAS
PRODUCTION PER DAY

	Fourth Quarter		Twelve Months
	2014	2013	2014	2013

United States
Oil (MBBL)
Permian Resources	51	36	43	35
Permian EOR	112	110	111	111
Midcontinent and Other	26	24	27	24
Total excluding Hugoton	189	170	181	170
Hugoton	-	6	2	6
Total	189	176	183	176

NGLs (MBBL)
Permian Resources	13	10	12	10
Permian EOR	31	26	30	29
Midcontinent and Other	12	14	12	15
Total excluding Hugoton	56	50	54	54
Hugoton	-	3	1	3
Total	56	53	55	57

Natural Gas (MMCF)
Permian Resources	122	109	120	117
Permian EOR	39	38	38	40
Midcontinent and Other	296	302	301	315
Total excluding Hugoton	457	449	459	472
Hugoton	-	53	17	56
Total	457	502	476	528

Latin America
Oil (MBBL) - Colombia	32	29	27	29

Natural Gas (MMCF) - Bolivia	10	12	11	12

Middle East / North Africa
Oil (MBBL)
Dolphin	7	7	7	6
Oman	72	64	69	66
Qatar	70	69	69	68
Other	31	29	28	39
Total	180	169	173	179

NGLs (MBBL)
Dolphin	8	7	7	7

Natural Gas (MMCF)
Dolphin	152	145	143	142
Oman	49	42	43	51
Other	240	253	236	241
Total	441	440	422	434